Exhibit 10 (xxvi)

Archer-Daniels-Midland Company
2009 Incentive Compensation Plan

Performance Share Unit Award Agreement

This Performance Share Unit Award Agreement (the “Agreement”), is made and entered into as of *[grant date] (the “Date of Grant”), by and between Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), and «First_Name» «Last_Name», an employee of the Company (the “Grantee”).  This Agreement is pursuant to the terms of the Company’s 2009 Incentive Compensation Plan, as amended (the “Plan”).  The applicable terms of the Plan are incorporated herein by reference, including the definitions of capitalized terms contained in the Plan.

Section 1.                      Performance Share Unit Award.  The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of «ResAmount» Performance Share Units (the “Units”), each such Unit representing the right to receive one share of the Company’s common stock.  The Units granted to the Grantee shall be credited to an account in the Grantee’s name.  This account shall be a record of book-keeping entries only and shall be utilized solely as a device for the measurement and determination of the number of Shares to be granted to or in respect of the Grantee pursuant to this Agreement.

Section 2.                      Rights of Grantee.

(a)           No Shareholder Rights.  The Units granted pursuant to this Award do not entitle Grantee to any rights of a shareholder of the Company’s common stock.   The Grantee’s rights with respect to the Units shall remain forfeitable at all times by the Grantee until satisfaction of the vesting conditions set forth in Section 3 of this Agreement.

(b)           Restrictions on Transfer.  The Grantee shall not be entitled to transfer, sell, pledge, alienate, hypothecate or assign the Units or this Award.  Any attempt to transfer the Units or this Award shall be void.  All rights with respect to the Units and this Award shall be available only to the Grantee during his or her lifetime.

Section 3.                      Vesting of Units.  Subject to the provisions of Sections 6 and 7 of this Agreement, the Units granted hereunder (and the Grantee’s right to receive Shares in settlement of the Units pursuant to this Award) shall vest on March 31, 2016 (the “Vesting Date”), but only if and to the extent that the Units have been determined by the Committee to have been earned during the period from January 1, 2013 to December 31, 2015 (the “Performance Period”) as provided in Section 4 hereof.  Any outstanding Units granted under this Agreement that do not vest on the Vesting Date shall be forfeited.

Section 4.                      Earned Units.  Whether and to what degree the Units will have been earned as of the end of the Performance Period will be determined by whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period as set forth in Appendix A to this Agreement, and whether and to what degree the Committee has chosen to exercise its discretion to decrease the number of Units otherwise deemed to have been earned.  Grantee acknowledges that the number of Units deemed to have been earned based on whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period may be adjusted downward, including to zero, by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable.

Section 5.                      Settlement of Units.  To the extent the Units vest in accordance with Section 3 of this Agreement, the Company shall cause to be issued to the Grantee one share of its common stock in payment and settlement of each vested Unit.  Such issuance shall follow certification by the Committee that the Company has satisfied the applicable performance objective(s) as of the end of the Performance Period, and shall occur on or after the Vesting Date.  Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, shall be subject to the tax withholding provisions of Section 8, and shall be in complete settlement and satisfaction of such vested Units.

Section 6.                      Termination of Service and Change of Control.  If, prior to the Vesting Date, the Grantee’s service as an Employee ceases or a Change of Control occurs, the Grantee shall forfeit the Units.

Section 7.                      Forfeiture of Award and Compensation Recovery.

(a)           Forfeiture Conditions.  Notwithstanding anything to the contrary in this Agreement, if the Grantee ceases to be an Employee because the Grantee’s employment is terminated for “cause” (as defined in paragraph (b) below), or if, during the term of the Grantee’s employment with the Company and its Affiliates, the Grantee breaches any non-compete or confidentiality restrictions applicable to the Grantee (including the non-compete restriction in paragraph (c) below), or the Grantee participates in an activity that is deemed by the Company to be detrimental to the Company (including, without limitation, criminal activity), (i) the Grantee shall immediately forfeit this Award and any right to receive Shares that have not yet been issued pursuant to Section 5, and (ii) with respect to Shares that have been issued pursuant to this Award (or the cash value thereof paid) after the Vesting Date, either (A) the Grantee shall return such Shares to the Company, or (B) the Grantee shall pay to the Company in cash an amount equal to the Fair Market Value of such Shares as of the Vesting Date (or equal to the cash value previously paid).

(b)           Definition of “Cause”.   For purposes of this Section 7, “cause” shall have the meaning specified in such Grantee’s employment agreement with the Company or an Affiliate, or, in the case the Grantee is not employed pursuant to an employment agreement or is party to an employment agreement that does not define the term, “cause” shall mean any of the following acts by the Grantee: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company or any Affiliate, (iv) activities harmful to the reputation of the Company or any Affiliate, (v) a violation of Company or Affiliate operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Grantee, or (vi) a violation of any contractual, statutory or common law duty of loyalty to the Company or any Affiliate.

(c)           Compensation Recovery Policy.  To the extent that this Award and any compensation associated therewith is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, this Award and any compensation associated therewith shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed.  This Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 8.                      Withholding of Taxes.  The Grantee shall be responsible for the payment of any withholding taxes upon the occurrence of any event in connection with the Award (for example, issuance of Shares in settlement of Units) that the Company determines may result in any tax withholding obligation, including any social security obligation.  The delivery of Shares in settlement of Units shall be conditioned upon the prior payment by the Grantee, or the establishment of arrangements satisfactory to the Company for the payment by the Grantee, of all such withholding tax obligations.  The Grantee hereby authorizes the Company (or the Affiliate employing the Grantee) to withhold from salary or other amounts owed to the Grantee any sums required to satisfy withholding tax obligations in connection with the Award.  If the Grantee wishes to satisfy such withholding tax obligations by delivering Shares the Grantee already owns or by having the Company retain a portion of the Shares that would otherwise be issued to the Grantee in settlement of the Units, the Grantee must make such a request which shall be subject to approval by the Company.  If payment of withholding tax obligations, or satisfactory payment arrangements, are not made on a timely basis, the Company may instruct an authorized broker to sell such number of Shares subject to the Award as are equal in value to the tax withholding obligations prior to the issuance of any Shares to the Grantee.

Section 9.                      Securities Law Compliance.  No Shares shall be delivered upon the vesting and settlement of any Units unless and until the Company and/or the Grantee shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that Grantee may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding, and conclusive.  The Company reserves the right to legend any Share certificate or book entry, conditioning sales of such Shares upon compliance with applicable federal and state securities laws and regulations.

Section 10.                      No Rights as Employee or Consultant.  Nothing in this Agreement or this Award shall confer upon the Grantee any right to continue as an Employee or consultant of the Company or any Affiliate, or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s service at any time.

Section 11.                      Adjustments.  If at any time while this Award is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.3 of the Plan, the number of Units and the number and kind of securities that may be issued in respect of such Units shall be adjusted in accordance with the provisions of the Plan.

Section 12.                      Notices.  Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company at the Company’s office at 4666 Faries Parkway, Decatur, Illinois 62526, or at such other address as the Company may designate by notice to the Grantee.  Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.

Section 13.                      Construction.  The construction of this Agreement is vested in the Committee, and the Committee’s construction shall be final and conclusive.  This Agreement is subject to the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

Section 14.                      Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

Section 15.                      Binding Effect.  This Agreement will be binding in all respects on the Grantee’s heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

GRANTEE _____________________________________ [Name]	ARCHER-DANIELS-MIDLAND COMPANY By:__________________________________ P.A. Woertz President and Chief Executive Officer

dms.us.49080803.05

APPENDIX A
To Performance Share Unit Award Agreement

Earned Units and Performance-Based Objectives

Performance Period:                                           January 1, 2013 through December 31, 2015

Vesting Date:                                March 31, 2016

Whether the Units that are the subject of this Award will be earned as of the last day of the Performance Period specified above will be determined as follows:

1.             If the Company’s net earnings attributable to controlling interests for the Performance Period exceeds the sum of the Company’s dividend payments and after-tax interest expenses for the Performance Period, then all of the Units subject to this Award will be deemed to have been earned as of the last day of the Performance Period unless the Committee elects to exercise its discretion under Section 4 of the Agreement to reduce the number of earned Units.

2.    The Committee expects that its decision whether or not to exercise its discretion under Section 4 of the Agreement to reduce the number of earned Units will be made in accordance with the following parameters:

(a)           If (i) the Company’s Adjusted ROIC (as defined below) for each of the calendar years during the Performance Period is equal to or greater than the Company’s Weighted Average Cost of Capital (as defined below) for the same calendar year, and (ii) the Company’s Adjusted ROIC for any of the three calendar years during the Performance Period is equal to or greater than the Company’s Weighted Average Cost of Capital for the same calendar year plus 2%, then the Committee expects that it will not exercise its discretion to reduce the number of earned Units.

(b)           If either of the conditions specified in clauses (i) and (ii) of Paragraph 2(a) are not satisfied during the Performance Period, then the Committee expects that it will exercise its discretion to reduce the number of earned Units to zero.

(c)           For purposes of this Section 2, the following terms shall have meanings indicated:

(i)           “Adjusted ROIC” for any calendar year means LIFO-Adjusted ROIC Earnings for that calendar year divided by LIFO-Adjusted Invested Capital for that calendar year.

(ii)           “LIFO-Adjusted ROIC Earnings” for any calendar year means the Company’s net earnings attributable to controlling interests adjusted for the after-tax effects of interest expense (excluding interest expense of the Company’s financial business units) and changes in the LIFO inventory valuation reserve, and further adjusted for such Additional Adjustments as may be applicable.

(iii)           “LIFO-Adjusted Invested Capital” for any calendar year means the average of quarter-end amounts for the four fiscal quarters during such calendar year, with each such quarter end amount being equal to the sum of the Company’s stockholders equity (excluding non-controlling interests) and interest-bearing liabilities (excluding interest-bearing liabilities of the Company’s financial business units), adjusted for the after-tax effect of the LIFO inventory valuation reserve and for such Additional Adjustments as may be applicable.

(iv)           “Additional Adjustments” means, in connection with the calculation of LIFO-Adjusted ROIC Earnings and LIFO-Adjusted Invested Capital, adjustments determined by the Committee, in its discretion, to be appropriate in order to reflect the impact of significant extraordinary, unusual or infrequent events.

(v)           “Weighted Average Cost of Capital” means the cost of the Company’s capital, expressed as an annual percentage, where each category of capital is proportionately weighted, as calculated by the Company in accordance with its customary practices.

3.   The application of discretion by the Committee in accordance with Section 2 above may decrease, but may not increase, the number of Units that otherwise would be deemed to have been earned by application of the performance objective specified in Section 1 above.